UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 12, 2008
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-14471	52-1574808
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8125 North Hayden Road
Scottsdale, Arizona 85258-2463
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Entry into a Material Definitive Agreement.
     On March 17, 2008, Medicis Pharmaceutical Corporation (“Medicis”) and Ipsen S.A. (“Ipsen”) jointly announced by press release the submission by Ipsen of a Biologics License Application (“BLA”) for the botulinum toxin type A, RELOXIN®, in aesthetic indications (glabellar lines) (the “Product”) to the U.S. Food and Drug Administration (“FDA”) Division of Dermatology and Dental Products, within the Center for Drug Evaluation and Research. A copy of the joint press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.
     Additionally, effective as of March 12, 2008, Medicis and Ipsen Ltd., a wholly-owned subsidiary of Ipsen, entered into an Amendment to First Amendment to the Development & Distribution Agreement of March 17, 2006 (the “Amendment”). Pursuant to the Amendment, Ipsen Ltd. assumed responsibility for the submission of the BLA and related interactions with the FDA for regulatory approval. Medicis will retain responsibility for any pre-clinical, clinical or other development work required by the FDA for the purpose of obtaining regulatory approval of the Product as well as the reimbursement of certain related costs to Ipsen.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
99.1	Text of press release dated March 17, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2008	By:	/s/ Mark A. Prygocki, Sr.
Mark A. Prygocki, Sr.
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

99.1	Text of press release dated March 17, 2008.